Exhibit I

THE ENFORCEMENT DECREE OF THE EXPORT-IMPORT BANK OF KOREA ACT

Presidential Decree No.4099, Oct. 6, 1969

Amended by Presidential Decree No.7561, Feb. 28, 1975

Presidential Decree No.12091, Mar. 9, 1987

Presidential Decree No.12603, Dec. 31, 1988

Presidential Decree No.13870, Mar. 6, 1993

Presidential Decree No.14438, Dec. 23, 1994

Presidential Decree No.15750, Apr. 1, 1998

Presidential Decree No.15904, Oct. 2, 1998

Presidential Decree No.16743, Mar. 4, 2000

Presidential Decree No.17020, Dec. 27, 2000

Presidential Decree No.18824, May. 13, 2005

Presidential Decree No.19422, Mar. 29, 2006

Presidential Decree No.19551, Jun. 29, 2006

Presidential Decree No.20720, Feb. 29, 2008

Presidential Decree No.20827, Jun. 20, 2008

Presidential Decree No.21449, Apr. 30, 2009

Presidential Decree No.22220, Jun. 28, 2010

Presidential Decree No.24088, Sep. 7, 2012

Presidential Decree No.24441, Mar. 23, 2013

Presidential Decree No.25312, Apr. 21, 2014

CHAPTER I. CAPITAL CONTRIBUTION

<Amended by Presidential Decree No. 20827, Jun. 20, 2008>

Article 1 (Capital Contribution)

The government portion of the capital contribution prescribed in Article 4 of the Export-Import Bank of Korea Act (hereinafter referred to as the “Act”) shall be made in cash by annual installments: provided, however, that a part of the capital contribution may be made in kind, if necessary. [This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

CHAPTER II. REGISTRATION

<Amended by Presidential Decree No. 20827, Jun. 20, 2008>

Article 2 (Registration of Establishment)

The following matters shall be stated in the registration of establishment of the Export-Import Bank of Korea (hereinafter referred to as the “Export-Import Bank”) in accordance with Article 6 of the Act:

1.	Purpose;

2.	Name;

3.	Location of the head office;

4.	Capital;

5.	Total amount of the paid-in capital;

6.	Method of capital contribution;

7.	Names and addresses of executive officers; and

8.	Method of public notice.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 3 (Registration of New Branches and Sub-branches)

(1)	Where the Export-Import Bank establishes branches or sub-branches, the Export-Import Bank shall register the relevant matters according to the classification of the following subparagraphs: <Amended by Presidential Decree No.21449, Apr. 30, 2009>

1.	The fact of such establishment, at the location of its head office within two weeks;

2.	The particulars prescribed in Article 2, at the location of each newly established branch or sub-branch within three weeks; and

3.	The fact of such establishment, at the location of branches or sub-branches other than those prescribed in subparagraph 2 above within three weeks.

(2)	If branches or sub-branches are newly established within the jurisdiction of the registry office governing the head office or an existing branch or sub-branch, the Export-Import Bank shall register only the fact of such establishment within two weeks.

[<This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 4 (Registration of Change of Location)

(1)	Where the Export-Import Bank moves its head office to another location, the Export-Import Bank shall register the fact of such change of location within two weeks.

(2)	Where the Export-Import Bank moves its branch or sub-branch to another location, the Export-Import Bank shall register the fact of such change of location, at the original location within three weeks, and at the new location within four weeks with the particulars mentioned in each Subparagraph of Article 2. : <Amended by Presidential Decree No. 21449, Apr. 30, 2009>

(3)	If the movement of a branch or sub-branch is made within the jurisdiction of the same registry office governing such branch or sub-branch, the Export-Import Bank shall register only the fact of such movement within two weeks.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 5 (Registration of Change)

If any change has occurred in any of the particulars mentioned in Article 2, such change shall be registered within two weeks at the location of the head office, and within three weeks at the locations of branches or sub-branches. <Amended by Presidential Decree No. 21449, Apr. 30, 2009>

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 6 (Registration of Appointment of Agent)

If an agent is appointed pursuant to Article 15 of the Act, the following particulars shall, within two weeks following the appointment, be registered at the location of the head office, branches or sub-branches for which the agent is appointed. If any change occurs after the registration, such change shall be registered in the same manner:

1.	Name and address of the agent;

2.	Head office, branches or sub-branches for which the agent is appointed; and

3.	Details of restrictions, if any, on the powers of the agent.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 7 Deleted. <by Presidential Decree No. 12091, Mar. 9, 1987>

Article 8 (Reckoning Period of Registration)

If any authorization or approval of the Minister of Strategy and Finance is required for registration of any matters prescribed in Articles 2 through 6, the registration period shall be reckoned from the date when the relevant written authorization or approval is delivered.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 9 (Registry Office)

(1)	The competent registry offices for the Export-Import Bank’s registration shall be the district courts, their branch offices or registry offices which exercise jurisdiction over the locations of the head office, branches or sub-branches.

(2)	The registry office shall make available to the public the register of the Export-Import Bank.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 10 (Applicants for Registration and Supporting Documents for Application)

The registration of establishment pursuant to Article 2 shall be applied for collectively by the organizing members, and the registrations pursuant to Articles 3 through 6 shall be applied by the president of the Export-Import Bank. Applications thereof shall be accompanied by the following documents:

1.	For the registration of the establishment pursuant to Article 2, the articles of incorporation of the Export-Import Bank, the certified copy of the authorization on the articles of incorporation, the certificate by the Minister of Strategy and Finance proving that the first installment for capital contribution has been completed, and the certificate for the appointment of the president of the Export-Import Bank pursuant to Article 11 (1) of the Act;

2.	For the registration of the establishment of the new branches or sub-branches referred to in Article 3, the certificate that proves the establishment of such branches or sub-branches;

3.	For the registration of the change of locations of the head office, branches or sub-branches referred to in Article 4, the certificate that proves such relocation;

4.	For the registration of change prescribed in Article 5, the certificate that proves such change; and

5.	For the registration of appointment of an agent as specified in Article 6, the certificate proving that the appointment is made pursuant to the provisions of Article 15 of the Act, and in the case there being restrictions on the powers of an agent, the certificate that proves it accordingly.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 11 (Provisions to be Applied Mutatis Mutandis on Registration)

The relevant provisions in the Non-Contentious Case Litigation Procedure Act shall, unless otherwise prescribed by this Decree, apply mutatis mutandis to the registration of the Export-Import Bank.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 12 (Public Notice of Registration of Establishment)

As soon as the Export-Import Bank completes the registration of establishment pursuant to Article 2, it shall publicly announce such registration.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

CHAPTER II-2. OPERATING COMMITTEE

Article 12-2 (Composition of Operating Committee) <Amended by Presidential Decree No. 22220, Jun. 28, 2010 and 24441, Mar. 23, 2013>

(1)	The Operating Committee (hereinafter referred to as the “Committee”) shall be composed of the following members:

1.	The president of the Export-Import Bank;

2.	One person whom the Minister of Strategy and Finance, the Minister of Foreign Affairs, the Minister of Trade, Industry and Energy, the Minister of Land, Infrastructure and Transport, the Minister of Oceans and Fisheries, and the Chairman of the Financial Services Commission designate respectively amongst public officials under the control of them;

3.	One person whom the Governor of the Bank of Korea and the Chairman of the Korea Federation of Banks established with permission of the Financial Services Commission under the provisions of Article 32 of the Civil Act designate respectively amongst their executive officials or directors;

4.	One person whom the Minister of Trade, Industry and Energy designates amongst representatives of exporters’ organizations after consultation with the Minister of Knowledge Economy;

5.	One person whom the president of the Korea Trade Insurance Corporation under the Trade Insurance Act designates amongst executive officials of the Corporation; and

6.	Two or less persons whom the Minister of Strategy and Finance designates upon recommendation by the president of Export-Import Bank who have extensive knowledge and experience in international economic cooperation.

(2)	When the Committee deliberates any matter related to another ministry whose public official is not a member of the Committee provided in paragraph (1)2 above, the chairman of the Committee may request a public official nominated by the minister of that another ministry to attend and express his/her opinion at the meeting of the Committee.

(3)	The term of office of the member of paragraph (1)4 above shall be three years and the term of office of the member of paragraph (1)6 above shall be two years.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 12-3 (Chairman)

(1)	The president of the Export-Import Bank shall be the chairman of the Committee.

(2)	Where the chairman may not perform his/her duties due to inevitable reasons, one of the members of the Committee shall act for the chairman, in the order of priority designated in advance by the chairman.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 12-4 (Meetings)

(1)	Meetings of the Committee shall be called by the chairman in accordance with the provisions of the articles of incorporation of the Export-Import Bank.

(2)	The chairman shall call a meeting without delay when a majority of all the members of the Committee or the auditor requests that a meeting be held.

(3)	Attendance by a majority of all the members of the Committee shall constitute a quorum, and resolutions shall be adopted upon the acceptance of a majority of the members present.

(4)	Where any member of the Committee has personal interests in a particular matter subject to the resolutions of the committee, he/she shall not exercise his/her vote on that matter.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

CHAPTER III. BUSINESS

<Amended by Presidential Decree No. 20827, Jun. 20, 2008>

Articles 13 <Type of Securities and Restriction on Investment or Guarantee>

(1)	Type of securities subject to Article 18 (2) 2 are the following securities among securities pursuant to the subparagraphs of Article 4 (2) of Financial Investment Services and Capital Markets Act

1.	Debt securities

2.	Equity securities

3.	Beneficiary certificates

(2)	Export-Import Bank, pursuant to Article 18 (3), shall restrict its business to investment or guarantee according to the classification of the following subparagraphs:

1.	For debt securities under Article 1 (1) (of Financial Investment Services and Capital Markets Act), investment and guarantee; and

2.	For equity securities under Article 1 (2) (of Financial Investment Services and Capital Markets Act), investment.

[This Article Newly Inserted by Presidential Decree No. 25312, Apr. 21, 2014]

Article 14 Deleted. <by Presidential Decree No. 15904, Oct. 2, 1998>

Article 15 Deleted. <by Presidential Decree No. 25312, Apr. 21, 2014>

Article 15-2 Deleted. <by Presidential Decree No. 25312, Apr. 21, 2014>

Article 16 <Overseas Guarantee of Obligations>

(1)	“Transactions Prescribed by the Presidential Decree” under Article 18(4) shall mean any transaction that falls under any of the following: <Amended by Presidential Decree No. 22220, Jun. 28, 2010 and 25312, Apr. 21, 2014>

1.	Any transaction whose percentage of loan equals to or is greater than fifty percent (50%) of the total amount of loans and guarantees that the Export-Import Bank supports;

2.	Any transaction requested by the president of the Korea Trade Insurance Corporation under the Trade Insurance Act who has deemed that the guarantee by the Export-Import Bank is appropriate; or

3.	Any transaction that the president of the Korea Trade Insurance Corporation approves after consultation with the president of the Export-Import Bank who has deemed that the guarantee by the Export-Import Bank is appropriate.

(2)	The total amount of guarantee that the Export-Import Bank may extend per year in accordance with paragraph 1 above shall not exceed 35/100 of the total amount underwritten annually by insurance in accordance with the Trade Insurance Act in respect of transactions subject to Article 18(4) of the Act. <Amended by Presidential Decree No. 22220, Jun. 28, 2010>

[This Article Newly Inserted by Presidential Decree No. 20827, Jun. 20, 2008]

Article 16-2 <Restriction on Investment in Juristic Person>

Export and Import Bank, pursuant to Article 20-2 (2), shall make investment (investment in collective investment scheme under Article 16-3 is excluded) only in the form of joint equity investment with the following juristic persons:

1.	Korean nationals (including the juristic persons established under the laws of the Republic of Korea);

2.	Foreign governments (including foreign government agency and foreign local public entities); and

3.	Foreign nationals (including the juristic persons established under the laws of foreign nations).

(2)	The amount of investment made by the Export-Import Bank pursuant to Paragraph (1) above may not exceed 15/100 of collective investment property of each collective investment scheme.

[This Article Newly Inserted by Presidential Decree No. 25312, Apr. 21, 2014]

[Previous Article 16-2 Moved to Article 16-3 by Presidential Decree No. 25312, Apr. 21, 2014]

Article 16-3 (Investment in Collective Investment Scheme)

(1)	The collective investment schemes in which the Export-Import Bank may invest pursuant to Article 20-2 (3) of the Act shall be as follows:

1.	Collective investment scheme established for the purpose of import and export, overseas investment, overseas business and exploitation of overseas natural resources, pursuant to Article 18 (1) of Act or overseas expansion of small and medium enterprises under Article 2 of Framework Act on Small and Medium Enterprises and middle-standing enterprises under Article 2 (1) of Special Act on the Promotion of Growth and Competitiveness Improvement for Middle-Standing Enterprises; and

2.	Collective investment scheme established for the purpose of making investment in overseas greenhouse gas reduction project in connection with coping with climatic changes;

(2)	The amount of investment made by the Export-Import Bank pursuant to Paragraph (1) above may not exceed 25/100 of collective investment property of each collective investment scheme.

[This Article Newly Inserted by Presidential Decree No. 21449, April 30, 2009]

[This Article Moved from Article 16-2 by Presidential Decree No. 25312, Apr. 21, 2014]

Article 17 (Settlement of Accounts)

The documents for settlement of accounts (income statement, balance sheet and surplus disposition statement) reported pursuant to Article 35 of the Act shall have the following documents attached:

1.	Report on the appraisal of the achievement of the operational program;

2.	Documents annexed to the financial statements; and

3.	Other documents necessary to clarify matters concerning the settlement of accounts.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 17-2 (Distribution of Profits)

Where the Minister of Strategy and Finance approves distribution of profits for capital contributors other than the Government pursuant to subparagraph 2 of Article 36 of the Act, such preferential distribution rate shall not exceed fifteen percent.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

CHAPTER III-2. STANDARDS FOR SOUND MANAGEMENT AND SUPERVISION

Article 17-3 (Definitions)

The definitions of terms used in this Chapter shall be as follows:

1.	The term “equity capital” means the equity capital under Article 2 (1) 5 of the Banking Act;

2.	The term “credit extension” means the credit extension under Article 2 (1) 7 of the Banking Act; and

The term “enterprise group” means the enterprise group under subparagraph 2 of Article 2 of the Monopoly Regulation and Fair Trade Act.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 17-4 (Supervision for Sound Management)

(1)	The Financial Services Commission shall conduct supervision over the Export-Import Bank as referred to in Articles 17-5, and 17-7 through 17-13 below pursuant to Article 39 (2) of the Act.

(2)	The Financial Services Commission may determine the detailed matters necessary for conducting the supervision under paragraph (1) above.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 17-5 (Ceiling on Credit Extension to Same Borrower)

(1)	The Export-Import Bank may not extend credits in excess of 80/100 of its equity capital to the same individual or juristic person, and a person belonging to the same enterprise group as such individual or juristic person (hereinafter referred to as the “same borrower”); provided, however, that the same shall not apply to any of the following cases: <Amended by Presidential Decree No. 24088, Sep. 7, 2012>

1.	Where an additional credit is extended to a company for which the rehabilitation procedure is under way in accordance with the Debtor Rehabilitation and Bankruptcy Act or of which the normalization of operation is in progress by joint financial institutions as a part of the adjustment of enterprise structure;

2.	Where an additional credit is extended to a person who underwrote a company falling under subparagraph 1 above in compliance with underwriting agreement;

3.	Where a ceiling on the credit extension is exceeded due to the following causes, in spite of the absence of any additional credit extension:

(a)	Where the amount of money converted into won currency is increased by the fluctuation of exchange rate;

(b)	Where the equity capital of the Export-Import Bank is decreased;

(c)	Where any alteration is made in the constitution of the same borrower;

(d)	Where any merger or any transfer or taking over of business is made among the enterprises to which credits are extended; and

(e)	Where there exist any compelling cause such as the sudden change in economic conditions, which is recognized by the Financial Services Commission.

4.	Where it is recognized that there exist no credit risks, or where it is necessary for the achievement of aims for the establishment of the Export-Import Bank, and which are recognized by the Financial Services Commission in consultation with the Minister of Strategy and Finance.

(2)	Where a ceiling on credit extension referred to in paragraphs (1), (3) and (4) is exceeded due to such cause as provided in paragraph (1)3, such ceiling shall be adjusted to suit the ceiling as referred to paragraphs (1), (3) and (4) within one year from the date the ceiling is exceeded; provided, however, that in the following cases, the Financial Services Commission may extend such period by the period it designates:

1.	Where it is difficult to collect the extended credit within the said period because the deadline for the collection has yet to come;

2.	Where any cause falling under paragraph (1)3(a) or (b) continues to exist for a long period, and if the extended credit is collected, the stabilization of management of the person to whom such credit is extended may be noticeably impaired; and

3.	Where the Financial Services Commission deems that the soundness of assets of the Export-Import Bank may not be noticeably impaired even if the state of excess of the ceiling continues for a certain period of time, which is similar to any causes referred to in subparagraphs 1 and 2.

(3)	The Export-Import Bank may not extend the credit in excess of 60/100 of its equity capital to the same individual or juristic person, respectively; provided, however, that the same shall not apply in any of the cases under paragraph 1 above.

(4)	The total sum of a large amount of credit extension of the Export-Import Bank (referring to the amount of credit extension to the respective same borrowers in excess of 10/100 of the equity capital of the Export-Import Bank) may not exceed sixfold of its equity capital; provided, however, that the same shall not apply in any of the cases under paragraph 1 above. <Amended by Presidential Decree No. 24088, Sep. 7, 2012>

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 17-6 Deleted. <by Presidential Decree No. 20827, Jun. 20, 2008>

Article 17-7 (Restriction on Investment, etc. in Other Juristic Person)

(1)	The Export-Import Bank may not acquire stocks in excess of 15/100 of the voting stocks issued by other juristic persons (including the contribution quota; hereafter in this Article, the same shall apply); provided, however, that the same shall not apply to the following cases: <Amended by Presidential Decree No. 25312, Apr. 21, 2014>

1.	Where the stocks of other juristic persons are acquired in consequence of investment in the Export-Import Bank by the Government;

2.	Where the stocks are acquired in consequence of the stock dividends or increase of capital stocks without consideration;

3.	Where the stocks are acquired by the exercise of security right;

4.	Where the stocks are acquired by the participation in the increase of capital stocks with consideration within the scope of the existing shares in holding;

5.	Where the stocks are acquired in consequence of converting the stock-related claims, such as bond with warrant, into stocks;

6.	Where the Export-Import Bank acquires the stocks by investment in the company in which the Export-Import Bank owns the stocks in excess of 15/100 of issued voting stocks (hereinafter referred to as the “subsidiary company”) and which belongs to the business type designated by the Financial Services Commission. In this case, the total sum of investments in each subsidiary company shall not exceed 15/100 of the equity capital of the Export-Import Bank;

7.	Where stocks are acquired in consequence of debt-for-equity swap after company restructuring; and

8.	Where it is necessary to achieve the aims for the establishment of the Export-Import Bank, and which are recognized by the Minister of Strategy and Finance upon hearing opinions of the Financial Services Commission.

(2)	The Export-Import Bank shall, in the transactions with its subsidiary companies, not conduct the following activities:

1.	Extending credits to its subsidiary companies in excess of the ceiling designated by the Financial Services Commission;

2.	Extending credits by taking the stocks of its subsidiary companies as security; and

3.	Extending credits in order to solicit for the purchase of the stocks of its subsidiary companies.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 17-8 (Restriction on Holding, etc. of Securities)

The Export-Import Bank shall not conduct the following businesses: <Amended by Presidential Decree No. 25312, Apr. 21, 2014>

1.	Holding stocks or securities of more than three years’ maturity in excess of 60/100 of its equity capital; provided, however, that the following securities shall be excluded:

(a)	Bonds issued by the State;

(b)	Currency stabilization bonds of the Bank of Korea;

(c)	Securities acquired by contributions of the Government; and

(d)	Securities which the Export-Import Bank acquires by making such contributions or investments as approved by the Minister of Strategy and Finance under Article 20-2 (1) 1 and 3 of the Act.

2.	Owning real estates other than those for business use; provided, however, that the case of acquiring the real estates by an exercise of security interest such as a mortgage shall be excluded;

3.	Owning real estates for business use in excess of 60/100 of its equity capital;

4.	Loaning funds for the purpose of speculation on the merchandises or securities; and

5.	Loaning funds to the officers and employees of the Export-Import Bank and its subsidiary companies; provided, however, that the small loan designated by the Financial Services Commission shall be excluded.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 17-9 (Disposal of Assets for Non-Business Use, etc.)

Where the Export-Import Bank acquires through the exercise of security right any assets of which the acquisition or ownership is prohibited by this Decree, it shall dispose of them under the conditions as prescribed by the Financial Services Commission.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 17-10 (Building of Risk-Control System)

The Export-Import Bank shall, for the purpose of controlling various risks which are likely to occur in its overall operations, set up the adequate criteria for operational processing and procedures, and build and operate the risk-control systems such as the integrated management of assets and liabilities.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 17-11 (Criteria for Accounting Settlements)

The criteria for accounting settlements of the Export-Import Bank shall be based on the accounting rules of banking business determined by the Securities and Futures Commission in accordance with the Act on the Establishment, etc. of Financial Services Commission and on the bank-related accounting standards determined by the Financial Services Commission, and those matters which are not determined by these rules and standards shall be based on the enterprise accounting standards.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 17-12 (Scope of Supervision over Soundness)

The supervision and inspection on soundness by the Financial Services Commission shall be conducted only with respect to the matters which are not subject to the accounting inspection under Article 22 of the Board of Audit and Inspection Act and the supervision of duties under Article 24 of the same Act.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 17-13 (Guidance of Sound Management)

(1)	The Export-Import Bank shall, in order to secure the soundness of asset operating, observe the criteria as provided by the Financial Services Commission in regard to the matters of the following subparagraphs:

1.	Classification of the soundness of possessing assets, and the reservation and maintenance of adequate allowance for bad debts;

2.	Maintenance of equity capital ratio for the risk-aggravating assets under the criteria of the Bank for International Settlements;

3.	Maintenance of the ratio of liquidity assets on foreign currency to the liquidity debts on foreign currency;

4.	Construction and operation of the risk control systems for efficient management of possessed assets and debts; and

5.	Observation of laws and regulations on the soundness of assets operation.

(2)	Where the Financial Services Commission deems that the soundness of management of the Export-Import Bank may be severely impaired by a failure to meet the standards of sound management under this Chapter, it may request that the Export-Import Bank take necessary measures to correct it after consultation with the Minister of Strategy and Finance.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

CHAPTER IV. EXPORT-IMPORT FINANCING DEBENTURES

Article 18 Deleted. <by Presidential Decree No. 19551, June 29, 2006>

Article 19 (Form of Export-Import Financing Debentures)

Export-import financing debentures shall be issued in the form of “bearer”; provided, however, that at the request of applicants for subscription or holders, the form of “bearer” may be converted to the form of “registered”, and vice versa.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 20 (Subscription to Export-Import Financing Debentures)

(1)	Anyone intending to subscribe to export-import financing debentures shall indicate on each sheet the number of debentures by denomination which he/her intends to underwrite and his/her address on two copies of the application form for export-import financing debentures, and he/her shall sign and seal thereto.

(2)	The following shall be stated in the application form for export-import financing debentures:

1.	Name of the Export-Import Bank;

2.	Total amount of export-import financing debentures to be issued;

3.	Face value by denomination of export-import financing debentures;

4.	Interest rates of export-import financing debentures;

5.	Method and period of redemption of the principal;

6.	Method and period of payment of interest;

7.	Issuing price or minimum price of export-import financing debentures;

8.	Total amount of the capital plus reserves of the Export-Import Bank; and

9.	In the case of repayment for the foregoing issuance of export-import financing debentures being still pending, the total amount outstanding.

(3)	Where export-import financing debentures are issued at a fixed minimum price, the applicant for subscription shall specify the subscription price at which he/she intends to apply for subscription on the application form for export-import financing debentures.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 21 (Total Underwriting of Export-Import Financing Debentures)

The provisions of Article 20 shall not apply to underwriting by contract of the total amount of the export-import financing debentures issued.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 22 (Total Amount of Export-Import Financing Debentures Issued)

The Export-Import Bank may indicate on the application form for export-import financing debenture subscription that the Export-Import Bank shall issue the export-import financing debentures concerned even if the total amount subscribed to in the said application form falls short of the total amount of the issue specified on the said application form, and, in such cases, the amount of the subscription shall be regarded as the total amount of the issue.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 23 (Collection of Subscribed Value of Export-Import Financing Debentures)

The Export-Import Bank shall collect the total amount of the subscribed value for each export-import financing debentures without delay upon the completion of the application for subscription of the export-import financing debentures.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 24 (Issuing Time for Debentures)

The Export-Import Bank shall issue export-import financing debentures only after the total amount of the subscribed value is paid; provided, however, that the exceptions shall apply under Article 26.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 25 (Matters to be Specified in Export-Import Financing Debentures)

Debentures shall bear the serial number, the issuing date, and matters prescribed in Article 20 (2) 1 through 6 and shall be signed and sealed by the president of the Export-Import Bank.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 26 (Sales of Debentures)

(1)	The Export-Import Bank, after it fixes the sales period in advance, may issue export-import financing debentures by the method of public sale.

(2)	In the case of paragraph (1), the application form for export-import financing debentures pursuant to Article 20 shall not be drawn up.

(3)	In the case of the Export-Import Bank issuing export-import debentures pursuant to paragraph (1), those matters referred to in Article 20 (2) 2 shall not be indicated.

(4)	Where the Export-Import Bank intends to issue export-import debentures pursuant to paragraph (1), it shall make a public notice on the sales period and those matters prescribed in Article 20 (1) 1 through 7.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 27 (Register of Export-Imported Financing Debentures)

(1)	The Export-Import Bank shall keep the original register of export-import financing debentures at the head office which shall indicate the following matters therein:

1.	The number and serial numbers of export-import debentures;

2.	Issuing date of the export-import financing debentures; and

3.	Those matters prescribed in Article 20 (2) 2 through 6.

(2)	Where export-import financing debentures are issued in the form of registration, the following matters shall be also indicated in the original register of export-import financing debentures in addition to the matters prescribed in paragraph (1):

1.	Names and addresses of holders of export-import financing debentures; and

2.	Acquisition date of export-import financing debentures.

(3)	Any holder of rights in respect of export-import financing debentures is entitled to request an inspection of the register of export-import financing debentures at any time during the business hours of the Export-Import Bank

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 28 (Registered Export-Import Financing Debentures)

(1)	The transfer of registered export-import financing debentures shall not be invoked against the Export-Import Bank or any third parties unless the name and address of the transferee have been entered into the original register of export-import financing debentures.

(2)	In the case of registered export-import financing debentures being used as collateral for a pledge, the pledge shall not be invoked against the Export-Import Bank or other third parties, unless the name and address of the pledgee have been entered into the original register of the export-import financing debentures.

(3)	Where the registration of the pledge pursuant to paragraph (2) has been done, the Export-Import Bank shall make indication thereof on the export-import financing debentures concerned.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 29 (Repurchase and Destruction of Export-Import Financing Debentures)

The Export-Import Bank may, within the extent not interfering with the performance of its business prescribed under Article 18 of the Act, repurchase and destroy the export-import financing debentures concerned.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 30 (Deficiency of Concession)

(1)	In redeeming export-import financing debentures in bearer form and if there exists deficiency of concession, the Export-Import Bank shall deduct from the redemption an amount to cover the deficiency of concession.

(2)	The owner of concession referred to in paragraph (1) may claim any time the deducted amount in return for the concession.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

Article 31 (Notice, etc. to Applicants of Export-Import Financing Debentures)

(1)	Any notification or any reminder notice to applicants for subscription or holders of rights before the issuance of export-import financing debentures shall be delivered to the address indicated on the application form for export-import financing debentures; provided, however, that if the applicants or holders of rights have notified the Export-Import Bank of another address, it shall use such address for the delivery.

(2)	Any notification or any reminder notice to holders of registered export-import financing debentures shall be delivered to the address indicated in the original register of export-import financing debentures; provided, however, that if the holders have notified the Export-Import Bank of another address, it shall use such address for the delivery.

(3)	Any notification or any reminder notice to holders of export-import financing debentures in the bearer form shall be made by means of public notice; provided, however, that if the addresses of the holders are known, such addresses may be used for such notification or remainder notice.

[This Article Wholly Amended by Presidential Decree No. 20827, Jun. 20, 2008]

CHAPTER V. Deleted.

<by Presidential Decree No. 16743, Mar. 4, 2000>

Article 32 Deleted. <by Presidential Decree No. 16743, Mar. 4, 2000>

Article 33 Deleted. <by Presidential Decree No. 16743, Mar. 4, 2000>

Article 34 Deleted. <by Presidential Decree No. 16743, Mar. 4, 2000>

Article 35 Deleted. <by Presidential Decree No. 16743, Mar. 4, 2000>

ADDENDUM

<Presidential Decree No. 4099, Oct. 6, 1969>

This Decree shall enter into force on the date of its promulgation.

ADDENDA

<Presidential Decree No. 7561, Feb. 28, 1975>

(1)	(Enforcement Date) This Decree shall enter into force on the date of its promulgation.

(2)	(Separate Accounting for Delegated Operations) During the time when the Korea Exchange Bank performs the operations of the Export-Import Bank in delegation pursuant to Article 3 (1) of the Addenda to the Act, such operations and any accounting thereunder shall be conducted independently from the operations and the accounting conducted in accordance with the Korea Exchange Bank Act.

(3)	(Reserving Profit Accruing from Delegated Operations) The Korea Exchange Bank shall, following the determination of the Minister of Finance, reserve each fiscal year’s profit accruing from the operations of the Export-Import Bank performed in delegation in the separate account of the Export-Import Bank.

ADDENDUM

<Presidential Decree No. 12091, Mar. 9, 1987>

This Decree shall enter into force on the date of its promulgation.

ADDENDA

<Presidential Decree No. 12603, Dec. 31, 1988>

(1)	(Enforcement Date) This Decree shall enter into force on the date of its promulgation.

(2)	(Transitional Measures concerning Designation of Products, etc.) The products, materials or resources designated before the effective date of this Decree by the Minister of Finance pursuant to the provisions of the previous Decree shall be construed as the products, materials or resources designated by the president of the Export-Import Bank pursuant to the provisions of this Decree.

ADDENDA

<Presidential Decree No. 13870, Mar. 6, 1993>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Articles 2 and 3 Omitted.

Article 4 (Amendment of Other Acts) (1) through <40> omitted.

<41> The Decree of the Act shall be amended as the following:

The “Minister of Trade and Industry” under subparagraphs 2 and 4 of paragraph 1 of Article 12-2 shall be changed to the “Minister of Trade, Industry and Energy” respectively and subparagraph 4 of paragraph 1 of Article 32 shall be interpreted as referring to the “Assistant Minister I of Ministry of Trade, Industry and Energy.”

<42> through <188> omitted.

ADDENDA

<Presidential Decree No. 14438, Dec. 23, 1994>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Articles 2 through 4 Omitted.

Article 5 (Amendment of Other Acts) (1) through <73> omitted

<74> The Decree of the Act shall be amended as the following:

The “Minister of Finance” under Article 8, subparagraph 1 of Article 10, subparagraphs 2 and 4 of paragraph 1 of Article 12-2, Article 17-2, Articles 18 and 29, subparagraph 8 of paragraph 1 of Article 32, paragraph 6 of Article 32, paragraphs 1 and 3 of Article 33, Article 34, paragraph 1 of Article 36 shall be changed to the “Minister of Finance and Economy” respectively and the “Minister of Trade and Industry under subparagraphs 2 and 4 of paragraph 1 of Article 12-2 shall be changed to “Minister of Trade, Industry and Energy” respectively. The “Deputy Minister of Finance” under subparagraph 1 of paragraph 1 and paragraph 3 of Article 32 shall be changed to the “Deputy Minister of Finance and Economy.”

<75> through <327> omitted.

ADDENDA

<Presidential Decree No. 15750, Apr. 1, 1998>

Article 1 (Enforcement Date)

This Decree shall enter into force on April 1, 1998.

Article 2 Omitted.

Article 3 (Amendment of Other Acts) (1) through <18> omitted

<19> The Decree of the Act shall be amended as follows:

“Director” under subparagraph 3 of paragraph 1 of Article 12-2 shall be changed to “executive officials or directors.”

Article 4 Omitted.

ADDENDUM

<Presidential Decree No. 15904, Oct. 2, 1998>

This Decree shall enter into force on the date of its promulgation.

ADDENDA

<Presidential Decree No. 16743, Mar. 4, 2000>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Article 2 (Application Example concerning Calculation of Total Contribution to Subsidiary Company)

In making the calculation of gross total sum of contributions to the subsidiary companies under the amendments to the latter part of Article 17- 7 (1) 6, the amount of contributions by the Export-Import Bank to the domestic subsidiary companies prior to the enforcement date of this Decree, shall not be included.

Article 3 (Transitional Measures concerning Limit of Credits)

(1)	The Export-Import Bank shall, in case where it has the credits in excess of the limit under the amendments to Articles 17-5 (1) and 17- 6 (1) at the time of enforcement of this Decree, exert the efforts to make it comply with the relevant amendments by liquidating it not later than December 31, 2002, and submit the detailed plans for implementing it to the Financial Supervisory Commission within one month from the date of promulgation of this Decree and obtain its approval.

(2)	The Export-Import Bank shall, in case where it has the credits in excess of the limit under the amendments to Articles 17-6 (2) at the time of enforcement of this Decree, exert the efforts to make it comply with the relevant amendments by liquidating it not later than April 30, 2000, and submit the detailed plans for implementing it to the Financial Supervisory Commission within one month from the date of promulgation of this Decree and obtain its approval.

ADDENDUM

<Presidential Decree No. 17020, Dec. 27, 2000>

This Decree shall enter into force on the date of its promulgation.

ADDENDUM

<Presidential Decree No. 18824, May 13, 2005>

This Decree shall enter into force on the date of its promulgation.

ADDENDA

<Presidential Decree No. 19422, Mar. 29, 2006>

Article 1 (Enforcement Date)

This Decree shall enter into force on April 1, 2006.

Article 2 (Amendment of Other Acts) (1) through <25> omitted.

<26> The Decree of the Act shall be amended in part as follows:

The “rehabilitation procedures in accordance with the Debtor Rehabilitation and Bankruptcy Act” under subparagraph 1 of paragraph 1 of Article 17-5 shall mean the “reorganization procedures in accordance with the Company Reorganization Act or the composition procedures in accordance with the Composition Act”.

ADDENDUM

<Presidential Decree No. 19551, Jun. 29, 2006>

This Decree shall enter into force on the date of its promulgation.

ADDENDA

<Presidential Decree No. 20720, Feb. 29, 2008>

Article 1 (Enforcement Date)

This Decree shall enter into force on date of its promulgation; provided, however, that among the provisions of the Presidential Decree that are amended in accordance with Article 8 of the Addenda, those provisions which have been announced prior to the enforcement date of this Decree but whose enforcement dates have not been arrived shall be enforced from the respective enforcement date of the relevant Presidential Decree.

Articles 2 through 7 omitted.

Article 8 (Amendment of Other Acts) (1) through <63> omitted.

<64> The Decree of the Act shall be amended in part as follows:

The “Minister of Finance and Economy” under Article 8, Paragraph 1 of Article 10, subparagraphs 2 through 4 of paragraph 1 of Article 12-2, Article 17-2, subparagraph 4 of paragraph 1 of Article 17-5, subparagraph 7 of paragraph 1 of Article 17-7, subparagraph 1(d) of Article 17-8 and paragraph 3 of Article 17-13 shall be changed to the “Minister of Strategy and Finance” respectively.

The “Financial Supervisory Commission” under Paragraphs 1 and 2 of Article 17-4, subparagraph 3(e) of paragraph 1 of Article 17-5, subparagraph 4 of paragraph 1 of Article 17-5, exceptions under each subparagraphs of paragraph 2 of Article 17-5, subparagraph 3 of paragraph 2 of Article 17-5, first part of subparagraph 6, and subparagraph 7 of paragraph 1 of Article 17-7, subparagraph 1 of paragraph 2 of Article 17-7, exceptions under subparagraph 5 of Article 17-8, Article 17-9, Article 17-11, Article 17-12, parts other than each subparagraph of paragraph 2 of Article 17-13, and paragraph 3 of Article 17-3 shall be changed to the “Financial Services Commission.”

The “Minister of Commerce, Industry, and Energy” under subparagraphs 2 and 4 of paragraph 1 of Article 12-2 shall be changed to the “Minister of Knowledge Economy.”

The “Minister of Construction and Transportation” under subparagraph 2 of paragraph 1 of Article 12-2 shall be changed to the “Minister of Land, Transport and Maritime Affairs.” The “Chairman of the Financial Supervisory Commission” under subparagraph 2 of paragraph 1 of Article 12-2 shall be changed to the “Chairman of the Financial Services Commission.”

The “Act on the Establishment, etc. of Financial Supervisory Organizations” and the “Financial Supervisory Commission” under Article 17-11 shall be changed to the “Act on the Establishment, etc. of Financial Services Commission” and the “Financial Services Commission” respectively.

<65> through <68> omitted.

ADDENDUM

<Presidential Decree No. 20827, Jun. 20, 2008>

This Decree shall enter into force on the date of its promulgation.

ADDENDUM

<Presidential Decree No. 21449, Apr. 30, 2009>

This Decree shall enter into force on May 1, 2009.

ADDENDUM

<Presidential Decree No. 22220, Jun. 28, 2010>

Article 1 (Enforcement Date)

This Decree shall enter into force on July 6, 2010.

Article 2 (Amendment of Other Acts) (1) through (12) omitted.

(13)	The Decree of the Act shall be amended in part as follows:

The “Korea Export Insurance Corporation under the Export Insurance Act” under subparagraph 5 of paragraph 1 of Article 12-2 shall be changed to the “Korea Trade Insurance Corporation under the Trade Insurance Act”.

The “Korea Export Insurance Corporation under the Export Insurance Act” under subparagraph 2 of paragraph 1 of Article 16 shall be changed to the “Korea Trade Insurance under the Trade Insurance Act”.

The “Korea Export Insurance Corporation” under subparagraph 3 of paragraph 1 of Article 16 shall be changed to the “Korea Trade Insurance Corporation”.

The “Export Insurance Act” under paragraph 2 of Article 16 shall be changed to the “Trade Insurance Act”.

(14) Omitted.

Article 3 Omitted.

ADDENDUM

<Presidential Decree No. 24088, Sep. 7, 2012>

This Decree shall enter into force on the date of its promulgation.

ADDENDA

<Presidential Decree No. 24441, Mar. 23, 2013>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Articles 2 through 4 omitted.

Article 5 (Amendment of Other Acts) (1) through <41> omitted.

<64> The Decree of the Act shall be amended in part as follows:

The “Minister of Foreign Affairs and Trade, the Minister of Knowledge Economy, the Minister of Land, Transport and Maritime Affairs” under subparagraph 2 of paragraph 1 of Article 12-2 shall be changed to the “Minister of Foreign Affairs, the Minister of Trade, Industry and Energy, the Minister of Land, Infrastructure and Transport, the Minister of Oceans and Fisheries.”

The “Minister of Strategy and Finance” under subparagraph 4 of paragraph 1 of Article 12-2 shall be changed to the “Minister of Trade, Industry and Energy.”

<43> omitted.

ADDENDA

<Presidential Decree No. 25312, Apr. 21, 2014>

Article 1 (Enforcement Date)

This Decree shall enter into force on April 22, 2014.

Articles 2 (Transitional Measure on Amendment of Industrial Development Act)

Before July 21, 2014, among the amendment of subparagraph 1 of paragraph 1 of Article 16-3, paragraph 1 of Article 2 of Special Act on the Promotion of Growth and Competitiveness Improvement for Middle-Standing Enterprises shall be construed as paragraph 2 of Article 10 of Industrial Development Act.